Exhibit 99.1
ProPetro Announces Preliminary Selected Unaudited Financial Data for Fourth Quarter 2020 and Investments in Lower Emissions Technology
Announces Earnings Release Date and Conference Call

MIDLAND, TX, January 20, 2021 (Businesswire) – ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced select preliminary unaudited financial and operational highlights for the fourth quarter of 2020, along with other updates.
Preliminary Fourth Quarter 2020 Financial Information
•Total revenue of $151 million to $157 million.
•Costs of services of $112 million to $119 million, exclusive of depreciation and amortization (approximately $35 million).
•General and administrative costs of $14 to $16 million, exclusive of stock-based compensation and other non-recurring items (approximately $4 to $5 million).
•Full-Year 2020 Capital Expenditures incurred still expected to remain below $85 million, in line with previous guidance.
•Total cash as of December 31, 2020, was $69 million and the Company has no debt; combined with $52 million in available borrowing capacity of our credit facility, total liquidity was $121 million.
These preliminary results are subject to the completion of the customary quarterly and year-end closing and review process and may be subject to change after completion of the year-end audit. See Cautionary Statement Regarding Preliminary Financial Information below.
Other Highlights and Updates
•Fourth quarter effective utilization of 9.6 fleets; expected first quarter effective utilization between 10.5 and 11.5 fleets.
•Planned retirements of approximately 150,000 hydraulic horsepower (HHP) of Tier II diesel equipment during the first quarter, the first retirements in the Company’s history.
•Plans to reallocate approximately $37 million in planned refurbishment capital expenditure to convert our active fleet to lower emissions and cleaner burning dual fuel equipment which includes:
◦The purchase of 50,000 HHP of new-build Tier IV Dynamic Gas Blending (DGB) equipment in the first half of 2021 for approximately $20 million; and
◦The conversion of selected existing equipment into Tier IV DGB equipment for approximately $17 million.
•Currently conducting a DuraStim® field trial with an existing customer; the Company has set a goal to commercialize its first DuraStim® fleet in the second half of 2021.
In connection with anticipated increases in utilization, the Company has identified certain refurbishments necessary to position additional fleets for deployment. In connection with these and future refurbishments, the Company is committed to transitioning to a lower emissions fleet. In 2021, this will include a combination of: i) the planned purchase of new Tier IV DGB equipment, ii) conversion of selected existing equipment into Tier IV DGB equipment, and iii) continued testing and commercialization of our DuraStim® electric-powered fleet. These investments further the Company’s efforts to provide a lower emissions service offering in response to increasing demands of our customers and other stakeholders. In connection with these fleet enhancements, the Company plans to permanently retire approximately 150,000 HHP of legacy Tier II diesel equipment in the first quarter of 2021.

Exhibit 99.1
The Company is currently conducting a DuraStim® field trial with an existing customer and is continuing to broaden the scope of subsequent trials. The Company has set a goal of commercializing the innovative DuraStim® technology as a full fleet in the second half of 2021.
Outlook
Phillip Gobe, Chief Executive Officer, commented, “After successfully navigating all the difficulties of 2020, we are building on that success going into 2021. Our best-in-class operating team continues to deliver excellent results to our blue-chip customers in all market conditions, and together we look forward to advancing our mutual sustainability goals in the coming year. Between our planned Tier IV DGB investments and the progress of the fully electric DuraStim® technology with innovative pump and fluid-end design, our team is stepping up to the challenge of reducing emissions and ongoing maintenance costs within our operations. As a company, we will continue to drive operational efficiencies at the wellhead to deliver industry leading service to our customers, utilize innovative technologies to optimize our internal business processes and defend our balance sheet through prudent capital management. By keeping these goals at the forefront of our mission, we will continue to benefit from close collaboration with our customers and vendors as a result of our team-focused culture.”
Earnings Release Date and Conference Call Information
ProPetro will issue its Full Year and Fourth Quarter 2020 Earnings Release on Tuesday, February 23, 2021, after the close of trading. The Company will also host a conference call at 8:00 AM Central Time on Wednesday, February 24, 2021, to discuss financial and operating results for the full year and fourth quarter of 2020 and recent developments. This call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10151285.
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About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information, please visit www.propetroservices.com.

Cautionary Statement Regarding Preliminary Financial Information
The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting for the three months ended December 31, 2020. This financial information is preliminary and unaudited and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related audit for the year ended December 31, 2020. The Company is in the process of completing its customary quarterly close and review procedures and related audit as of and for the year ended December 31, 2020, and there can be no assurance that its final results for this period will not differ from this preliminary financial information. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the year ended December 31, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. This preliminary financial information should not be viewed as a

Exhibit 99.1
substitute for full audited financial statements prepared in accordance with GAAP. In addition, this preliminary financial information for the three months ended December 31, 2020 is not necessarily indicative of the results to be achieved for any future period. This preliminary financial information has been prepared by and is the responsibility of management. In addition, the preliminary financial information presented above has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Forward-Looking Statements
Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected fleet utilization, our sustainability efforts, the future deployment and commercialization of our DuraStim® fleets, our expected capital expenditures and our expected cost reductions. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of and recent declines in oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the SEC. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Chief Strategy and Administrative Officer
sam.sledge@propetroservices.com
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